UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2024

Sonida Senior Living, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13445	75-2678809
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14755 Preston Road
Suite 810
Dallas, Texas	75254
(Address of principal executive offices)	(Zip Code)

(972) 770-5600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SNDA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On August 15, 2024, Sonida Senior Living, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC, RBC Capital Markets, LLC and BMO Capital Markets Corp., as representatives of the several underwriters named therein (collectively, the “Underwriters”), providing for the offer and sale (the “Offering”) by the Company, and the purchase by the Underwriters, of 4,300,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a price to the public of $27.00 per share ($25.785 per share net of underwriting discounts and commissions). Pursuant to the Underwriting Agreement, the Company has also granted the Underwriters a 30-day option to purchase up to an additional 645,000 shares of Common Stock on the same terms as above. The material terms of the Offering are described in the prospectus supplement, dated August 15, 2024 (the “Prospectus Supplement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on August 19, 2024 pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), and the accompanying base prospectus. The Offering has been registered under the Securities Act pursuant to an effective shelf Registration Statement on Form S-3, as amended (File No. 333-280906), initially filed by the Company with the Commission on July 19, 2024.

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, closing conditions and termination provisions. The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The Offering closed on August 19, 2024, and the Company received approximately $110.4 million of net proceeds from the Offering, after deducting underwriting discounts and commissions and the Company’s estimated offering expenses. As described in the Prospectus Supplement, the Company intends to use $102.9 million of the net proceeds from the Offering to fund the purchase price for the proposed acquisition of eight senior living communities. The Company intends to use any remaining net proceeds from the Offering, including any net proceeds from the Underwriters’ exercise of their option to purchase additional shares, for other general corporate purposes.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

A copy of the opinion of Norton Rose Fulbright US LLP relating to the shares of Common Stock is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Relationships

As more fully described under the caption “Underwriting—Other Relationships” in the Prospectus Supplement, certain of the Underwriters and their respective affiliates have in the past, and may in the future, perform investment banking, commercial banking, advisory and other services for the Company and its affiliates from time to time for which they have received, and may in the future receive, customary fees and expenses. Affiliates of certain Underwriters are also lenders under the Company’s senior secured revolving credit facility or have delivered commitment letters indicating an intent to provide an additional revolving credit commitment under such revolving credit facility.

Item 7.01	Regulation FD Disclosure.

On August 15, 2024, the Company issued a press release announcing the commencement of the Offering. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On August 15, 2024, the Company issued a press release announcing that it had priced the Offering. A copy of this press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information included in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 and Exhibit 99.2, is being furnished pursuant to General Instruction B.2 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that section, and is not incorporated by reference into any filing under the Securities Act or the Exchange Act unless specifically identified therein as being incorporated therein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of August 15, 2024, by and among Sonida Senior Living, Inc. and Morgan Stanley & Co. LLC, RBC Capital Markets, LLC and BMO Capital Markets Corp.

5.1	Opinion of Norton Rose Fulbright US LLP

23.1	Consent of Norton Rose Fulbright US LLP (included in Exhibit 5.1)

99.1	Press Release, dated August 15, 2024

99.2	Press Release, dated August 15, 2024

104	Cover Page Interactive Date File-formatted as Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONIDA SENIOR LIVING, INC.

By:	/s/ Kevin J. Detz
Name:	Kevin J. Detz
Title:	Executive Vice President and Chief Financial Officer

Date: August 19, 2024